SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

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[ ]   Preliminary Proxy Statement         [  ]   Confidential, For Use of
                                                 the Commission Only (as
                                                 permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Under Rule 14a-12


                   Chicago Mercantile Exchange Holdings Inc.
           --------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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         The following communication was distributed to owners of shares of
Class B-2 common stock of Chicago Mercantile Exchange Holdings Inc. on or about March 15, 2003:


                            [REFCO, LLC LETTERHEAD]


March 17, 2003


Dear IMM Member/B-2 Shareholder:

         I have known and been business partners with Dave Wescott for over thirteen years. I can personally testify that his moral character and business ethics are beyond reproach. Dave is an equity owner and has been a member of the Exchange for over twenty years. He has tremendous experience at the Board level and has tirelessly chaired and served on many of our most influential committees.

         But what has impressed me the most is what I've witnessed in the last two years that some of you might not know. Dave was nominated and ran for the Board in 2001, he made a commitment to the shareholders that win or lose, he would move downtown, be on both trading floors, in every pit, everyday for the entire two years. Although he lost the election by a slim margin, he honored his pledge starting the very next day. Dave's commitment and dedication are qualities and attributes that we need in our Board of Directors.

         I hope you agree with me that we could not find a better candidate to represent our interests. If you have any questions or need additional information, please let me know. If you would like to meet Dave, I will be happy to arrange a meeting at your convenience, Dave is always accessible.

         Thank you for your support in this matter.

Sincerely,


/s/ Michael Dowd
Michael Dowd
Executive Vice President



Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 22, 2003. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.